                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                [Amendment No. ]

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

                                    [_] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CHEROKEE INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ______________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

         ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ______________________________________________________________________

     (5) Total fee paid:

         ______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee previously was paid. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:  _____________________________________________

     (2) Form Schedule or Registration Statement No.:  ________________________

     (3) Filing Party:  _______________________________________________________

     (4) Date Filed:  _________________________________________________________

Notes:

                                 CHEROKEE INC.
                              6835 Valjean Avenue
                          Van Nuys, California 91416

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 5, 2002

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of the Stockholders of Cherokee Inc. will be held at the Palisades Salon in the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on June 5, 2002 at 10:00 A.M. (Pacific Time) for the following purposes:

    1. To elect five directors to the Board of Directors who will serve until the 2003 Annual Meeting of Stockholders of Cherokee Inc. and until their successors have been duly elected and qualified; and

    2. To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

   Stockholders of record at the close of business on April 19, 2002 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting at the Loews Santa Monica Beach Hotel.

   The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

                                          By Order of the Board of Directors,

                                          /s/ Carol Gratzke
                                          Carol A. Gratzke
                                          Secretary

Van Nuys, California
April 26, 2002

                                   IMPORTANT

Whether or not you expect to attend the annual meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the annual meeting.

                                 CHEROKEE INC.
                              6835 Valjean Avenue
                          Van Nuys, California 91406

                               -----------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 5, 2002

                               -----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation, ("Cherokee" or the "Company") of proxies to be used at the 2002 Annual Meeting of Stockholders to be held at the Palisades Salon in the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on June 5, 2002, at 10:00 A.M. (Pacific
Time) and at any adjournments or postponements thereof. A form of the proxy is enclosed for use at the annual meeting. Stockholders are being asked to vote upon the election of five directors to the Board of Directors and to transact such other business as may properly come before the annual meeting. The approximate date on which this Proxy Statement and form of proxy are being mailed to the stockholders is May 2, 2002.

Record Date, Outstanding Shares and Voting

   The Company's Board of Directors has fixed April 19, 2002, as the record date to determine stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 8,163,405 shares of common stock outstanding. Each stockholder of record at the close of business on April 19, 2002 is entitled to one vote for each share of common stock then held on each matter to come before the annual meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

   A majority of the votes eligible to be cast at the annual meeting by holders of common stock, or 4,081,704 votes, represented in person or by proxy at the annual meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee, which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Under the rules that govern brokers, brokers who have record ownership of shares have the authority to vote on certain "routine" matters even when they have not received instructions from the beneficial owners of such shares. Brokers that do not receive instructions are entitled to vote on the election of directors. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. The nominees receiving the five highest number of votes will become directors. Abstentions will not affect whether the election of any nominee to the Board of Directors is approved at the annual meeting. No other proposals are expected to be presented at the annual meeting. However, most other proposals, such as a proposal to postpone or adjourn the annual meeting, must receive the favorable vote of a majority of the shares of common stock represented and entitled to vote, in person or by proxy at the annual meeting. Abstentions as to such other proposals will have the same effect as votes against the proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such other proposals. The Company's Certificate of Incorporation does not provide for cumulative voting.

Voting and Revocation of Proxies

   If no instructions are given on the proxy, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, and as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in the discretion of the proxy holder. Proxies marked "withhold" and/or "abstain" will be counted towards the quorum requirement but will not be voted for the election of the Board of Directors' director nominees.

   A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the meeting, a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, are required to so notify the Secretary of the Company prior to the beginning of the annual meeting.

Security Ownership of Principal Stockholders

   The following table sets forth information regarding the beneficial ownership of common stock as of April 19, 2002 by each person believed to own beneficially five percent or more of the Company's common stock. Unless noted otherwise, the holders listed below have sole voting power and dispositive power over the shares beneficially held by them. Under the rules of the Securities and Exchange Commission, in calculating percentage ownership, each holder is deemed to beneficially own any shares subject to options exercisable by the holder within sixty days of April 19, 2002, but options owned by others are deemed not to be outstanding shares even if the options are exercisable within sixty days. Percentage ownership is based on 8,163,405 shares of common stock outstanding on April 19, 2002.

        Name and Address                Amount and Nature of Percentage
        of Beneficial Owner             Beneficial Ownership  of Class
        -------------------             -------------------- ----------
        Timothy Ewing..................      1,494,546(1)       18.3%(1)
          4514 Cole Avenue, Suite 808
          Dallas, TX 75205

        Value Partners, Ltd............      1,453,469          17.8%
          C/O Ewing & Partners
          4515 Cole Avenue, Suite 808
          Dallas, TX 75205

        Robert Margolis................      1,552,843(2)       19.0%(2)
          6835 Valjean Avenue
          Van Nuys, CA 91406

        The Newstar Group, Inc.........        573,541(3)        7.0%(3)
          dba The Wilstar Group
          6835 Valjean Avenue
          Van Nuys, CA 91406

        Fidelity Management &..........        696,500           8.5%
          Research Corp.
          82 Devonshire Street
          Boston, MA 02109

--------
(1) Includes 10,000 shares, which may be acquired pursuant to options that are currently exercisable and 1,453,469 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partner's Ltd. Mr. Ewing expressly disclaims beneficial ownership of such shares.

(2) Includes 573,541 shares owned by The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar"), 10,000 shares which may be acquired pursuant to options that are currently exercisable and 126,891 shares contributed to The Robert Margolis Foundation, Inc. ("Foundation"). Mr. Margolis expressly disclaims beneficial ownership of such shares in the Foundation. Mr. Margolis is the sole shareholder of Wilstar.

(3) Does not include 852,411 shares individually held by Mr. Margolis.

Security Ownership of Management

   The following table sets forth information regarding the beneficial ownership of common stock as of April 19, 2002, by each director and nominee for director, the Chief Executive Officer and each of the four other most highly compensated executive officers as of February 2, 2002, and all directors and executive officers as a group. Unless noted otherwise, the holders listed below have sole voting and dispositive power over the shares beneficially held by them. Under the rules of the Securities and Exchange Commission, in calculating percentage ownership, each holder is deemed to beneficially own any shares subject to options exercisable by the holder within sixty days of April 19, 2002, but options owned by others are deemed not to be outstanding shares even if the options are exercisable within sixty days. Percentage ownership is based on 8,163,405 shares of common stock outstanding on April 19, 2002.

                                                       Amount and
                                                       Nature of
                                                       Beneficial Percentage
              Name of Beneficial Owner                 Ownership   of Class
              ------------------------                 ---------- ----------
    Robert Margolis(1)................................ 1,552,843     19.0%
    Jess Ravich(2)....................................    38,316        *
    Keith Hull(2).....................................    38,277        *
    Timothy Ewing(3).................................. 1,494,546     18.3%
    Dave Mullen(4)....................................     5,000        *
    Carol Gratzke(5)..................................   188,992      2.3%
    Howard Siegel(6)..................................   168,450      2.0%
    Steven Ascher(7)..................................   120,000      1.4%
    Sandy Stuart......................................     3,334        *
    All Executive Officers and directors as a group(8) 3,609,758     41.7%

--------
 * = less than 1%

(1) Includes 842,411 shares held individually by Mr. Margolis, 10,000 shares which may be acquired pursuant to options that are currently exercisable, 573,541 shares owned by Wilstar and 126,891 shares held by the Foundation. Mr. Margolis is the sole shareholder of Wilstar.

(2) Includes 15,000 shares, which may be acquired pursuant to options that are currently exercisable.

(3) Includes 10,000 shares, which may be acquired pursuant to options that are currently exercisable and 1,453,469 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partner's Ltd. and, therefore, Mr. Ewing may be deemed to be the beneficial owner of such shares.

(4) Includes 5,000 shares which may be acquired pursuant to options that are currently exercisable.

(5) Includes 158,992 shares which may be acquired pursuant to options that are or will be exercisable within sixty days of April 19, 2002.

(6) Includes 145,884 shares which shares may be acquired pursuant to options that are or will be exercisable within sixty days of April 19, 2002.

(7) Includes 120,000 shares which may be acquired pursuant to options that are or will be exercisable within sixty days of April 19, 2002.

(8) Includes 483,210 shares which may be acquired pursuant to options that are or will be exercisable within sixty days of April 19, 2002.

                        ITEM 1.  ELECTION OF DIRECTORS

   At the annual meeting, stockholders will be asked to elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All five incumbent directors have been nominated for re-election for one-year terms. Both Mr. Margolis and Mr. Hull have been nominated pursuant to the terms of a management agreement between Mr. Margolis and the Company. See "Executive Compensation--Employment and Management Agreements--Management Agreement". None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the annual meeting.

   In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

   The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, other directorships held by him and the period during which he has previously served as director of the Company. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

             Name, Age and                            Principal Occupation for Past Five Years;
   Present Position with the Company                  Other Directorships; Business Experience
   ---------------------------------      ------------------------------------------------------------------
Robert Margolis, 54...................... Mr. Margolis has been a director since May 1995. Mr. Margolis
  Director, Chairman of the Board of      was appointed Chairman of the Board of Directors and Chief
  Directors and Chief Executive Officer   Executive Officer on May 5, 1995. Mr. Margolis was the co-
                                          founder of the Company's Apparel Division in 1981. He had been the Co-Chairman of the Board of Directors, President and Chief
                                          Executive Officer since June 1990 and became Chairman of the
                                          Board of Directors on June 1, 1993. Mr. Margolis resigned all of his positions with the Company on October 31, 1993 and entered into a one-year consulting agreement with the Company. Mr.
                                          Margolis' services as Chief Executive Officer are provided pursuant to the terms of a management agreement between Mr.
                                          Margolis and the Company. See "Employment and Management
                                          Agreements."


Timothy Ewing, 41........................ Mr. Ewing has been a director since September 1997. Mr. Ewing, a
  Director                                Chartered Financial Analyst, is the managing partner of Ewing &
                                          Partners and manager of Value Partners, Ltd., a private investment partnership formed in 1989. Mr. Ewing is vice-chairman of the board of directors of First Fidelity Bancorp, Inc. in Irvine,
                                          California and sits on the board of directors of Harbourton
                                          Financial Corporation in McLean, Virginia. In addition, he is on the Board of Trustees of the Baylor Health Care System
                                          Foundation and The Dallas Opera, the governing board of the
                                          Dallas Museum of Natural History, Princeton University's
                                          advisory council for its Department of Chemical Engineering, and the advisory board of the University of Texas at Dallas Holocaust
                                          Studies Program.

             Name, Age and                             Principal Occupation for Past Five Years;
   Present Position with the Company                   Other Directorships; Business Experience
   ---------------------------------      -------------------------------------------------------------------
Robert Margolis, 54...................... Mr. Margolis has been a director since May 1995. Mr. Margolis
  Director, Chairman of the Board of      was appointed Chairman of the Board of Directors and Chief
  Directors and Chief Executive Officer   Executive Officer on May 5, 1995. Mr. Margolis was the co-
                                          founder of the Company's Apparel Division in 1981. He had been the Co-Chairman of the Board of Directors, President and Chief
                                          Executive Officer since June 1990 and became Chairman of the
                                          Board of Directors on June 1, 1993. Mr. Margolis resigned all of his positions with the Company on October 31, 1993 and entered into a one-year consulting agreement with the Company. Mr.
                                          Margolis' services as Chief Executive Officer are provided pursuant to the terms of a management agreement between Mr.
                                          Margolis and the Company. See "Employment and Management
                                          Agreements."


Timothy Ewing, 41........................ Mr. Ewing has been a director since September 1997. Mr. Ewing, a
  Director                                Chartered Financial Analyst, is the managing partner of Ewing &
                                          Partners and manager of Value Partners, Ltd., a private investment partnership formed in 1989. Mr. Ewing is vice-chairman of the board of directors of First Fidelity Bancorp, Inc. in Irvine,
                                          California and sits on the board of directors of Harbourton
                                          Financial Corporation in McLean, Virginia. In addition, he is on the Board of Trustees of the Baylor Health Care System
                                          Foundation and The Dallas Opera, the governing board of the
                                          Dallas Museum of Natural History, Princeton University's
                                          advisory council for its Department of Chemical Engineering, and the advisory board of the University of Texas at Dallas Holocaust
                                          Studies Program.


Dave Mullen, 67.......................... Mr. Mullen has been a Director since May 2000. For more than
  Director                                nine years, he was the President and CEO of Robinson's-May in
                                          North Hollywood, California and retired from The May
                                          Department Stores in July 1999. He joined The May Department
                                          Stores in March 1988 and from March 1988 to June 1988 was the
                                          President and CEO of Goldwater's in Phoenix, Arizona. From June
                                          1988 to January 1991 he was President and CEO of Filene's in
                                          Boston, Massachusetts and in January 1991 became the President and CEO of Robinson's-May in North Hollywood.

Jess Ravich, 44.......................... Mr. Ravich has been a Director since May 1995. Mr. Ravich is the
  Director                                Chairman and Chief Executive Officer of Libra Securities, LLC, a
                                          Los Angeles based investment banking firm, focusing on the research, trading and selling of both high yield and investment grade corporate debt. In addition, Libra Securities manages various mezzanine and private equity partnerships. Prior to founding Libra in 1991, Mr. Ravich was a Senior Vice President at Drexel
                                          Burnham Lambert. Mr. Ravich serves on the board of directors of the Communication Intelligence Corporation. In addition to his professional responsibilities, Mr. Ravich is also a board member of
                                          The Jewish Television Network.


          Name, Age and                      Principal Occupation for Past Five Years;
Present Position with the Company            Other Directorships; Business Experience
--------------------------------- ----------------------------------------------------------------

         Keith Hull, 49.......... Mr. Hull has been a director since June 1995. For more than five
           Director               years, Mr. Hull has been President of Avondale Fabrics and
                                  Corporate Vice President of its parent, Avondale Mills Inc.
                                  Avondale Mills is a diversified manufacturer of textiles.

Meetings and Committees of the Board of Directors

   The business affairs of the Company are managed under the direction of the Board of Directors, although the Board of Directors is not involved in day-to-day operations. During the fiscal year ended February 2, 2002 ("Fiscal 2002") the Board of Directors met four times. Each director attended at least 80% of all Board of Directors and applicable committee meetings during Fiscal 2002.

Audit Committee

   The Audit Committee recommends to the Board of Directors a firm of independent certified public accountants to conduct, among other things, the annual audit of the Company's books and records; reviews with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the SEC; reviews and discusses the audited financial statements with the Company's management; consults with the independent accountants and management with regard to the adequacy of the Company's system of internal accounting controls; receives from the independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discusses it with the independent auditors; reviews and reassesses annually the adequacy of its charter; prepares a report each year for inclusion in the Company's annual Proxy Statement; and reviews fees charged by the independent accountants for professional services. The Cherokee Board of Directors has adopted a written charter for the Audit Committee. In addition, the Board of Directors has determined that all of the members of the Audit Committee are "independent", as defined by the rules of The Nasdaq Stock Market, Inc.

   Representatives of the Company's independent public accountants are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. In Fiscal 2002, the Audit Committee consisted of three non-employee directors, Mr. Hull, Mr. Mullen and Mr. Ravich. The Audit Committee met four times during this period.

Compensation Committee

   The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Mr. Ravich, Mr. Ewing and Mr. Hull, all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code, respectively. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company's executives. The Compensation Committee met four times during Fiscal 2002.

Compensation Committee Interlocks and Insider Participation

   Except for Mr. Margolis, who is a director and Chief Executive Officer of the Company, as well as the sole shareholder of Wilstar, none of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. The executive management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer are provided pursuant to a management agreement between Mr. Margolis and the Company. See "Executive Compensation--Employment and Management Agreements--Management Agreement."

Directors' Remuneration and Stock Options

   For their services on the Board of Directors during Fiscal 2002, each non-employee director was paid a retainer fee of $20,000 per annum. The fees are paid on a quarterly basis. On May 31, 2001, the directors voted to increase their retainer fee from $15,000 to $25,000 per year and elected not to grant themselves stock options. None of the current directors exercised options during Fiscal 2002.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR EACH OF THE DIRECTORS NOMINATED IN ITEM 1

                            EXECUTIVE COMPENSATION

Summary Compensation Table(1)

   The following table includes information concerning annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers as of February 2, 2002 (collectively, the "Named Executive Officers"), for services rendered during each of the Company's last three fiscal years.

                                             Annual Compensation         Long Term Compensation
                                       ----------------------------    --------------------------
                                                                        Securities
                                                                        Underlying    All Other
                                       Fiscal                          Option Awards Compensation
     Name and Principal Position        Year    Salary $    Bonus $          #            $
     ---------------------------       ------ ----------  ---------    ------------- ------------
Robert Margolis.......................  2002   647,564(2) 2,564,155(2)
  Chairman and Chief Executive Officer  2001   589,333(2) 2,175,760(2)
                                        2000   590,367(2) 1,776,084(2)        --          --

Carol Gratzke.........................  2002   150,000      229,374
  Chief Financial Officer               2001   155,769      205,738
                                        2000   150,000(3)   169,089           --          --

Howard Siegel.........................  2002   150,000      229,374
  President-Operations                  2001   155,769      205,738
                                        2000   150,000(3)  1 69,089           --          --

Steven Ascher.........................  2002   350,000       37,197
  Executive Vice President              2001   320,213      108,240
                                        2000   250,000(3)   100,000           --          --

Sandi Stuart..........................
  Executive Vice President              2002   177,885(4)    50,000       10,000          --

--------
(1) None of the Named Executive Officers received any compensation reportable as Other Annual Compensation during the period covered by the Summary Compensation Table, except for perquisites, which did not exceed the lesser of $50,000 or 10% of total annual salary and bonus of such Named Executive Officer, and as a result, the corresponding column was omitted. Additionally, none of the Named Executive Officers received restricted stock awards or long-term incentive plan payouts during the period covered by the Summary Compensation Table and, as a result, the corresponding columns were omitted.

(2) The executive management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer are provided pursuant to a management agreement originally between Wilstar and the Company. Mr. Margolis is the sole stockholder of Wilstar. On January 3, 2001, Wilstar assigned the management agreement to Mr. Margolis. Under the management agreement, Mr. Margolis is eligible to receive both base compensation and annual cash bonuses for providing management services. See "Employment and Management Agreements" below for a further description of the management agreement.

(3) The Fiscal 2001 salary amount represents a 53-week year.

(4) Sandi Stuart joined the Company as Executive Vice President on May 7, 2001, and her Fiscal 2002 salary amount represents a partial year.

Option Grants in Last Fiscal Year

   Set forth below is further information on grants of stock options during Fiscal 2002 to the Named Executive Officers.

                                                            Potential Realizable
                                                              Value at Assumed
                                                            Annual Rates of Stock
              Number of  Percentage of                       Price Appreciation
             Securities  total Options Exercise                for Option Term
             Underlying   Granted to    or Base                    ($)(2)
               Options   Employees in    Price   Expiration ---------------------
   Name      Granted(1)#  Fiscal 2002  ($/Share)    Date        5%        10%
   ----      ----------- ------------- --------- ----------   ------    -------
Sandi Stuart   10,000(3)     16.7%       8.90     5-06-11   55,971     141,843

--------
(1) All option grants were made pursuant to the Company's 1995 Incentive Stock Option Plan, as amended. Under the plan, in the event of a liquidation, merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, each option granted under the plan, to the extent not fully exercised, will be cancelled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the options or to grant substitute options in place thereof. Notwithstanding the foregoing, vested options will remain exercisable until the date of any such liquidation, merger, reorganization, or consolidation and any unvested options will become exercisable for a ten-day period ending on the fifth day immediately preceding any such liquidation, merger, reorganization or consolidation.

(2) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciations of the Company's common stock. The actual value, if any, the Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the Named Executive Officer will be at or near the value shown.

(3) On May 7, 2001, Ms. Stuart received an award of 10,000 options to purchase common stock. Such options become exercisable in three installments of 3,333, 3,333 and 3,334, on the first, second and third anniversaries of the date of the grant, respectively. The exercise price of each option is $8.90, which equals the fair market value of the Company's common stock on the date of grant. The options are exercisable ten years from the date of grant and contain cashless exercise and antidilution provisions. The options generally terminate three months after Ms. Stuart's employment with the Company is terminated, unless her employment is terminated as a result of her death or disability in which case the options terminate one year after her employment is terminated.

Option Exercises and Fiscal Year End Values

   Set forth below is certain information concerning exercised and unexercised options to purchase common stock granted both in Fiscal 2002 and prior years to the Named Executive Officers, and held by them at February 2, 2002. During Fiscal 2002, none of the Named Executive Officers exercised options to purchase stock.

                                               Number of Unexercised           Value of
                                                    Options at          In-the-Money Options at
                                                 February 2, 2002        February 2, 2002 $(1)
                                             ------------------------- -------------------------
                Shares Acquired    Value
    Name        on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
    ----        --------------- ------------ ----------- ------------- ----------- -------------
Robert Margolis       --             --         10,000          --        64,688          --
Carol Gratzke..       --             --        158,991          --       725,434          --
Howard Siegel..       --             --        145,884          --       693,278          --
Steven Ascher..       --             --        120,000          --       656,256
Sandi Stuart...       --             --             --      10,000            --      51,000

--------
(1) The value of unexercised in-the-money options at FY-end was calculated based on the market value of the underlying securities, minus the exercise price, and assumes the sale of the underlying securities on February 1, 2002, the last trading day in Fiscal 2002, at a price of $14.00 per share, which was the closing price of the Company's common stock on the NASDAQ National Market System on that date.

Employment and Management Agreements

  Management Agreement

   The Newstar Group, Inc. d/b/a The Wilstar Group ("Wilstar") previously provided the executive management services of Mr. Margolis as the Company's Chairman of the Board and Chief Executive Officer pursuant to a management agreement between Wilstar and the Company. The parties originally entered into a management agreement on May 4, 1995, which was subsequently amended several times. As of November 29, 1999, Wilstar and the Company entered into a revised management agreement, which substantially revised and restated in one document the terms under which Wilstar agreed to continue to provide executive management services to the Company. Robert Margolis is currently the sole stockholder of Wilstar. On January 3, 2001, in accordance with the terms of the management agreement, Wilstar assigned the management agreement to Mr. Margolis.

   Base Compensation and Performance Bonuses. As base compensation for services rendered under the management agreement, Mr. Margolis is currently paid $647,564 per fiscal year. Mr. Margolis' base compensation is subject to an annual cost of living increase.

   Mr. Margolis is also eligible for annual performance bonuses. Section 3.3 of the management agreement provides, that, for each fiscal year after the Company's fiscal year ended January 29, 2000 ("Fiscal 2000"), if the Company's EBITDA for such fiscal year is no less than $5.0 million, then Mr. Margolis will receive a performance bonus equal to (x) 10% of the Company's EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of the Company's EBITDA for such fiscal year in excess of $10.0 million.

   In all cases, EBITDA will be determined in accordance with U.S. generally accepted accounting principles and will be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Mr. Margolis under the management agreement, including but not limited to the performance bonuses provided for under Section 3.3 and base compensation payable to Mr. Margolis.

   Initial Term and Extensions. The initial term of the management agreement terminated on February 2, 2002. If the Company's consolidated pre-tax earnings, as set forth in its audited financial statements for any of its fiscal years during the term of the management agreement, commencing with Fiscal 2000: (a) are no less than

80% of the consolidated pre-tax earnings contained in the budget submitted to and approved by the Compensation Committee for such fiscal year, and (b) are also no less than the consolidated pre-tax earnings for the immediately preceding fiscal year, then the termination date of the management agreement will automatically be extended an additional year. There may be any number of such extensions if the foregoing tests are met on multiple occasions. During Fiscal 2002, Fiscal 2001 and Fiscal 2000, the foregoing tests were met and therefore the term of the management agreement has been extended to February 1, 2005.

   Composition of the Board of Directors. The management agreement provides that if the Company's board is comprised of five directors, the Company will use its commercially reasonable best efforts to ensure (a) that one director is nominated by Mr. Margolis (the "Wilstar Director"); (b) that one director (the "Investor Director") is nominated by the members of the group, other than Mr. Margolis, that filed a Schedule 13-D, dated April 24, 1995, with respect to the purchase of the Company's common stock (collectively, the "Outside Investors"); and (c) that three directors are nominated by the non-Wilstar non-Investor Directors (the "Other Directors"). If there are seven directors, the Company will use its commercially reasonable best efforts to ensure that a second Investor Director is nominated by Outside Investors and four directors are nominated by the Other Directors. If there are nine directors, the Company will use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one director is nominated by Mr. Margolis and the Outside Investors together (the "Wilstar/Investor Director") and five directors are nominated by the Other Directors. If the Board of Directors is expanded, the Company will use its commercially reasonable best efforts to ensure that Mr. Margolis is able to maintain his proportionate representation. The Company will use its commercially reasonable best efforts to ensure that the Board of Directors will have an audit and a compensation committee, each of which will be comprised of three members, one of whom shall be an Investor Director and two of whom shall be selected by the entire Board of Directors from all of the remaining directors, other than the Wilstar Director.

   In addition to the events of termination described below under the title "Events of Termination," Mr. Margolis may elect to treat the following events relating to the composition of the Board of Directors as a breach of the management agreement by the Company:

  . the size of the Board of Directors is increased or decreased without Mr. Margolis' maintaining or increasing his proportionate representation;

  . the Wilstar Director, the Investor Directors or the Wilstar/Investor Director, as applicable, are not elected to the Board of Directors or are not put on the slate of directors recommended to the Company's stockholders or any such director is removed from the Board of Directors without Mr. Margolis' prior approval; or

  .   without Mr. Margolis' consent, he is not elected Chairman of the Board.

   Events of Termination. Mr. Margolis may terminate the management agreement if the Company materially breaches any of the terms and conditions of the management agreement or fails to perform its material obligations thereunder. Unless initiated or consented to by Mr. Margolis, the occurrence of any of the following will be deemed to be a material breach of the management agreement:

  . the assignment to Mr. Margolis of any duties materially inconsistent with, or the diminution of Mr. Margolis' positions, titles, offices, duties and responsibilities with the Company or any removal of Mr. Margolis from, or any failure to re-elect Mr. Margolis to, any titles, offices or positions held by Mr. Margolis under the Revised Management Agreement, including the failure of the Board of Directors to elect Mr. Margolis or his designee as Chairman of the Board or the failure to elect, or the removal of, any Wilstar or Outside Investor nominee as director from the slate of directors recommended to the Company's stockholders by the Board of Directors;

  . except as in accordance with the management agreement, a reduction by the Company in the base compensation or any other compensation provided for in the management agreement;

  . a change or relocation of Mr. Margolis' offices at the Company that materially and adversely affects Mr. Margolis' working environment; or

  . any other substantial, material and adverse changes in Mr. Margolis' working conditions imposed by the Company.

   The Board of Directors may terminate the management agreement at any time without cause. If appropriate, the Board of Directors may also terminate the management agreement "for cause." "For cause" is limited to the willful misfeasance or gross negligence on the part of Mr. Margolis in connection with the performance of his duties pursuant to the management agreement, which willful misfeasance or gross negligence directly causes material harm to the assets, business or operations of the Company. The management agreement will terminate immediately upon Mr. Margolis' death and may be terminated by the Board of Directors if Mr. Margolis fails to render services to the Company for a substantially continuous period of six months because of Mr. Margolis' physical or mental disability during such period.

   Payments to Mr. Margolis if the management agreement is Terminated. If the management agreement is terminated for any reason by either the Company or Mr. Margolis, the Company will:

  .   pay Mr. Margolis' base compensation through the date of termination;

  . reimburse Mr. Margolis for all expenses incurred through the date of termination;

  . provide ongoing indemnification for Mr. Margolis and ongoing insurance coverage comparable to the insurance offered to other terminated directors, officers or employees of the Company; and pay Mr. Margolis any unpaid performance bonuses earned pursuant to Section 3.3 during the fiscal year in which the management agreement is terminated; unpaid performance bonuses will be calculated using the results of the whole fiscal year during which the management agreement is

  . terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination.

   In addition to the payments and other compensation described above, if the Company terminates the management agreement without cause or Mr. Margolis terminates the management agreement after the Company materially breaches any of the terms and conditions thereof or fails to perform its material obligations thereunder, the Company will pay Mr. Margolis, within 60 calendar days after the date of termination, a lump sum in cash equal to three times the sum of (a) Mr. Margolis' base compensation at the rate in effect at the date of the termination and (b) the "Previous Performance Bonus." The "Previous Performance Bonus" means an amount equal to the performance bonus received by Mr. Margolis under Section 3.3 of the management agreement in the Company's last full fiscal year ending prior to the date of termination.

   Cap on Payments Contingent on a Change in Control. If the Company's accountants determine that any payments to Mr. Margolis under the management agreement would result in the non-deductibility of some or all of such payments under Section 280G of the Code, the payments to Mr. Margolis will be reduced to the maximum amount that is payable without causing such payments to be nondeductible by the Company.

  Other Compensation Arrangements

   Pursuant to a compensation arrangement with Steven Ascher, the Executive Vice President of New Business, Mr. Ascher will receive an annual base salary of $350,000. Effective for Fiscal 2001 and each fiscal year thereafter, as long as he is employed by the Company, Mr. Ascher will receive bonuses equal to two and one-half percent of the Company's EBIT growth year to year. EBIT is defined at earnings before interest and taxes and will not include net revenues received from Carrefour, which is one of the Company's international licensees for the Cherokee brand. For Fiscal 2002, the Company accrued a bonus of $37,197 for Mr. Ascher. Bonus payments resulting from EBIT growth, if any, will be paid in equal quarterly installments during the year following the fiscal year in which the bonus is earned. Mr. Ascher will also receive five percent of the net royalty revenues received by the Company from Carrefour. If the Company terminates Mr. Ascher's employment without cause, it must pay Mr. Ascher $175,000, any unpaid bonus amounts related to the prior year's EBIT growth and five percent of the net royalty revenues received by the Company from Carrefour for a period of three years from the date of termination.

   Pursuant to a compensation arrangement with Ms. Kathy Prost, the former Executive Vice President of Business Development, Ms. Prost was to receive an annual base salary of $250,000. Ms. Prost received a grant of 50,000 stock options, which were to vest in equal installments on the first, second and third anniversaries of her date of hire and which had an exercise price of $8.50 per share. The compensation arrangement also provided that if, Ms. Prost's employment was terminated without cause, the Company would be obligated to pay Ms. Prost $125,000 in severance. The Company terminated Ms. Prost's employment on January 2, 2002 and will pay Ms. Prost $125,000 in installment payments over a six month period commencing on January 4, 2002. Also, the 50,000 stock options were unvested at the time of termination and were cancelled.

   Pursuant to a compensation agreement with Ms. Sandi Stuart, the Executive Vice President of Marketing, Ms. Stuart will receive an annual base salary of $250,000. Ms. Stuart received a grant of 10,000 stock options, which are to vest in equal installments on the first, second and third anniversaries of her date of hire and which had an exercise price of $8.90 per share.

Certain Relationships and Related Transactions

   On November 7, 1997, the Company entered into an Agreement of Purchase and Sale of Trademarks and Licenses with Sideout Sport Inc., pursuant to which the Company agreed to purchase all of Sideout Sport Inc.'s trademarks, copyrights, trade secrets and associated license agreements. Steven Ascher, an Executive Vice President of the Company beneficially owns 37.2% of Sideout Sport Inc. Mr. Ascher's father and father-in-law beneficially own 8.9 % and 5.0%, respectively, of Sideout Sport Inc. Pursuant to the agreement with Sideout, the Company paid $1.5 million at the closing of the acquisition and agreed to pay an additional $500,000 upon release of liens on the assets that were purchased. Most of the liens have since been released and $495,000 of the $500,000 holdback has been paid. Under the terms of the agreement with Sideout, the Company also agreed to pay Sideout Sport Inc., on a quarterly basis, contingent payments of 40% of the first $10.0 million, 10% of the next $5.0 million and 5% of the next $20.0 million, of royalties and license fees received by the Company through licensing of the Sideout trademarks. Upon the earlier of such time as the Company has paid Sideout Sport Inc. total contingent payments of $5.5 million or October 22, 2004, the Company will have no further obligation to pay Sideout Sport Inc. During Fiscal 2002, the Company made payments exceeding $1.3 million to Sideout Sport Inc. and since January 1999, the Company has paid in total over $3.98 million in contingent payments to Sideout Sport Inc.

   On May 11, 1999, the Company loaned $100,000 to Mr. Ascher. Mr. Ascher executed a note, dated May 11, 1999, in favor of the Company for $100,000, which yields 6.0% interest per annum. The principal amount of the note and all accrued interest thereon was due and payable on May 11, 2001. The remaining principal amount of the note and accrued interest, totaling $81,861 was repaid by Mr. Asher on May 11, 2001.

   For information with respect to other transactions and relationships between the Company and certain executive officers, directors and related parties, see "Compensation Committee Interlocks and Insider Participation" above and "Employment and Management Agreements" above.

Compensation Committee Report

   The following Report of the Compensation Committee of the Board of Directors covering Fiscal 2002 and the performance graph that follows are included herein pursuant to Item 402 of Regulations S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the information contained in this report and the performance graph that follows shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

   General. The Compensation Committee of the Board of Directors is currently composed of three non-employee directors of the board, Mr. Ewing, Mr. Ravich and Mr. Hull. The Compensation Committee reviews the performance of the Chief Executive Officer whose services are provided pursuant to the management agreement with Mr. Margolis, and when appropriate makes recommendations to the Board of Directors as to the terms of the management agreement. As appropriate, the Compensation Committee reviews and approves the recommendations of the Chief Executive Officer regarding compensation for other executive officers, including salary and cash bonus levels and the stock option grants under the Company's 1995 Incentive Stock Option Plan, as amended. During Fiscal 2002, the Company had five executive officers and fourteen total employees.
   Compensation Policies. The Company's executive compensation policies are designed to attract, reward and retain executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business and financial objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock options to achieve these objectives.

   In carrying out these above listed objectives, the Compensation Committee considers, among others, the following factors concerning the individual performance of executive officers: (1) their ability to perform their given tasks; (2) knowledge of their jobs; and (3) their ability to work with others toward the achievement of the Company's goals. The Compensation Committee also evaluates corporate performance by looking at factors such as the Company's performance relative to the business environment and the success of the Company in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors.

   Section 162(m) of the Internal Revenue Code limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. It is the policy of the Compensation Committee to attempt to have all executive compensation treated as tax-deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. However, this policy does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction. The Compensation Committee may elect to approve awards or grant compensation to executive officers which is not deductible by the Company under Section 162(m) of the Internal Revenue Code.

   Components of Compensation. The annual base compensation and performance bonuses payable to Mr. Margolis for providing his executive management services as the Company's Chairman of the Board and Chief Executive Officer are governed by the management agreement. See "Employment and Management Agreements-Management Agreement" above. The Company seeks to pay its other executive officers salaries that are commensurate with their qualifications, duties and responsibilities. In reviewing and approving the Chief Executive Officer's recommendations regarding the annual salaries of the other executive officers, the Compensation Committee considers the individual and corporate performance factors outlined above, and puts particular emphasis on the success of the Company in meeting its business and financial objectives and the overall contribution of each executive officer in helping to meet those objectives.

   For Fiscal 2002, a bonus pool equal to approximately 4% of the Company's EBITDA in excess of $2.5 million was established and all of the Company's employees participated in the bonus pool. Ms. Gratzke and Mr. Siegel were each entitled to 25% of the bonus pool, and the Chief Executive Officer allocated the remainder of the bonus pool among the nine other employees based upon their individual performance during Fiscal 2002. This approach is designed to motivate the Company's employees to meet the business and financial objectives of the Company because the bonuses are tied to the profitability of the Company. Mr. Ascher, the Executive Vice President of New Business, is on a different bonus plan designed to reward him when he generates new licensees for the Company. Mr. Ascher will receive bonuses equal to two and one-half percent of EBIT growth year to year. Mr. Ascher will also receive five percent of the royalties from the Company's new licensee Carrefour. This bonus arrangement was approved prior to obtaining the license agreement with Carrefour and was designed as an incentive for Mr. Ascher to obtain a license agreement with Carrefour, which is one of the world's largest retailers. See "Employment and Management Agreements-Other Compensation Arrangements."

   The Company's 1995 Incentive Stock Option Plan authorizes the Compensation Committee to grant employees stock options. Stock options are granted under the plan with exercise prices equal to or above the market price of the Company's common stock on the date of grant and generally vest in annual installments over two or three years. Since stock options have value only if the price of the Company's common stock increases over the exercise/grant price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with the Company. In determining the numbers of options granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company and the size of prior grants to the executive officer.

   Compensation of the Chief Executive Officer. Until November 1999, compensation in return for the services of Mr. Margolis as Chief Executive Officer of the Company was governed by an amended management agreement between Wilstar and the Company that was originally entered into on May 4, 1995. Wilstar is wholly owned by Mr. Margolis.

   On November 29, 1999, Wilstar and the Company entered into a revised management agreement (replacing the prior management agreement), which was approved by both the Compensation Committee and the disinterested members of the Board of Directors. The material terms of such management agreement are summarized above under the section "Employment and Management Agreements-Management Agreement." The terms of the management agreement resulted from several months of negotiations between Wilstar and the Company. The primary basis for the Compensation Committee's determination to approve the terms of the management agreement was to retain the services of Mr. Margolis as Chairman of the Board and Chief Executive Officer of the Company and to provide a strong incentive for him to continue to increase the long-term value of the Company for its stockholders. Under Mr. Margolis' leadership, the Company's revenues have grown from approximately $8.7 million in the fiscal year ended May 31, 1997 to approximately $30.7 million in Fiscal 2002, an increase of over 253% during that time period. Mr. Margolis' performance is further highlighted by the performance graph on the next page, which compares the Company's stock performance with the stock performance of other companies, as measured by broad market indices. Mr. Margolis was Chief Executive Officer of the Company during the entire period covered by the performance graph.

   Under the management agreement Mr. Margolis' base compensation was adjusted to account for cost of living increases but otherwise remained unchanged, as compared to the prior management agreement. The method of calculating annual cash performance bonuses also remained substantially the same as compared to the prior management agreement. However, the receipt of such bonuses was made subject to the attainment of certain performance goals designed to generally qualify such bonuses as "qualified performance-based compensation" under
Section 162(m) of the Revenue Code of 1986. The provisions of the management agreement regarding the annual cash performance bonus and the performance goals related thereto, were submitted to and approved by the stockholders of the Company in January 2000. The performance goals were achieved in Fiscal 2002 and, as a result, Mr. Margolis earned a cash bonus from the Company of $2.56 million for Fiscal 2002.

                                          Respectfully submitted,

                                          Compensation Committee
                                          Mr. Jess Ravich, Chairman
                                          Mr. Timothy Ewing
                                          Mr. Keith Hull

Common Stock Performance

   Due to the nature of the Company's business being that of a licensor of its Cherokee and Sideout brands to wholesalers and retailers, which in turn put those brands on various products including but not limited to footwear, apparel, accessories, watches, eyewear, home textile products and sporting goods, the Company does not believe that a comparable peer group of publicly-traded licensing companies exists; hence, the Company's return on investment was compared to the S&P 100-LTD and NASDAQ INDEX COMPOSITE.

   The graph below compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the NASDAQ INDEX COMPOSITE and the S&P 100-LTD for the period commencing January 27, 1997 and ending on February 2, 2002. The data set forth below assumes the value of an investment in the Company's common stock and each Index was $100 on January 27, 1997. The data set forth below also assumes the reinvestment of all dividends, including, but not limited to the $5.50 per share dividend which was paid on January 15, 1998.

                          Comparison of Total Return
                            Since January 27, 1997

         AMONG CHEROKEE INC., THE NASDAQ COMPOSITE AND THE S&P 100-LTD
                                    [CHART]

           Cherokee Inc NASDAQ      Composite Index      S&P 100 Stock Index

1997             100.00                  100.00                 100.00
1998             178.272                 139.099                121.48
1999             199.738                 181.606                165.96
2000             199.738                 281.702                191.252
2001             243.717                 192.811                182.814
2002             366.492                 138.511                147.538





                        FY 1997   FY 1998   FY 1999   FY 2000  FY 2001  FY 2002
                       1/31/1997 1/30/1998 1/29/1999 1/28/2000 2/2/2001 2/1/2002
                       --------- --------- --------- --------- -------- --------
Cherokee Inc..........  100.000   178.272   199.738   199.738  243.717  366.492
NASDAQ Composite Index  100.000   139.099   181.606   281.702  192.811  138.511
S&P 100 Stock Index...  100.000   121.480   165.960   191.252  182.814  147.538

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. The Securities and Exchange Commission rules also require that copies of these filings be furnished to the Company.

   To the Company's knowledge, based solely on its review of copies of such reports received or written representations from certain reporting persons that no other reports were required during Fiscal 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met during Fiscal 2002.

                            AUDIT COMMITTEE REPORT

   The following Report of the Audit Committee of the Company's Board of Directors is included herein pursuant to Item 306 of Regulations S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act, the information contained in this report shall not be deemed "soliciting material" or to be "filed" with the Securities and exchange Commission, nor shall such information be incorporated by reference, in whole or in part, into any future filing under the Securities Act or Exchange Act, and such information shall be entitled to the benefits provided in Item 306(c) of Regulation S-K.

   The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

   The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, accounting principles and internal controls. The Company's independent public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended February 2, 2002 with management and the Company's independent public accountants. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company's independent public accountants their independence from the Company. The Audit Committee has considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

   The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's independent public accountants meet the applicable standards for independent public accountants independence.

   Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee
                                          Mr. Jess Ravich, Chairman
                                          Mr. David Mullen
                                          Mr. Keith Hull

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Since May 30, 1995, the Company has engaged PricewaterhouseCoopers LLP, formerly Coopers & Lybrand L.L.P., to serve as its principal independent accountant to audit its financial statements. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement during the annual meeting if the representative desires to do so and the representative is expected to be available to respond to appropriate questions.

Fees Paid to Independent Public Accountants

   The fees paid by the Company to PricewaterhouseCoopers LLP, the Company's independent public accountants, during Fiscal 2002 are as follows:

                                                                   Fees Paid
                                                                   ---------
   Audit Fees(1)..................................................  $61,552
   Financial Information Systems Design and Implementation Fees(2)  $    --
   All Other Fees(3)..............................................  $36,909

--------
(1) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the fiscal year ended February 2, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such fiscal year.

(2) No fees were billed to the Company by PricewaterhouseCoopers LLP during the fiscal year ended February 2, 2002 for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X.

(3) Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers during Fiscal 2002, other than fees for services that must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees." Such services included income tax research, quarterly estimated taxes calculations and the preparation of the Company's annual federal and state tax returns.

                                 OTHER MATTERS

Additional Information

   A copy of the Company's Annual Report on Form 10-K for Fiscal 2002, including financial statements, is being mailed with this proxy statement to each stockholder of record on the record date for the annual meeting. Additionally, copies of the Company's Annual Report on Form 10-K for Fiscal 2002, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406.

Date for Submission of Stockholder Proposals for the 2003 Annual Meeting

   Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the 2003 Annual Meeting of Stockholders must be received by the Company no later than January 2, 2003, to be considered for inclusion in the proxy material to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a(8)(e)(1) promulgated under the Exchange Act. Copies of such proposals should be sent to the Corporate Secretary at the Company's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

   In addition, if the Company has not received notice on or before March 18, 2003 of any matter a stockholder intends to propose for a vote at the 2003 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

Other Business of the Annual Meeting

   The Board of Directors is not aware of any matter to be presented at the annual meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors, or if no such recommendation is given, in their own discretion.

Cost of Soliciting Proxies

   The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company has retained U.S. Stock Transfer Corporation to assist in soliciting proxies with respect to shares of common stock held of record by brokers, nominees and institutions. The Company does not anticipate that the costs of such proxy solicitation firm will exceed $12,000, plus its out-of-pocket fees and expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

                                          By Order of the Board of Directors,

                                          /s/ Carol Gratzke
                                          Carol A. Gratzke
                                          Secretary

Van Nuys, California
April 26, 2002

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC.

               2002 Annual Meeting of Stockholders, June 5, 2002

        The undersigned hereby appoints Robert Margolis and Keith Hull, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2002 Annual Meeting of Stockholders of Cherokee Inc. (including all adjournments thereof) to be held at the Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California, on June 5, 2002 at 10:00 A.M. Pacific Time, on all matters that may come before the Annual Meeting.

        The undersigned hereby instructs said proxies or their substitutes:

1. ELECTION OF DIRECTORS. [_] To VOTE FOR all nominees [_] To WITHHOLD AUTHORITY to
                              listed below.                vote for all nominees listed below:

     Robert Margolis, Timothy Ewing, David Mullen, Jess Ravich, Keith Hull

         Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

        _______________________________________________________________________

2. DISCRETIONARY AUTHORITY: In their discretion, the proxies are authorized to vote with respect to all other matters which may properly come before the Annual Meeting.

        THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

        The undersigned hereby revokes any proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 26, 2002, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002.

     Dated: ____________, 2002                            _____________________

                                                          _____________________
                                                          Signature(s)

                                                          Note: Your signature
                                                          should appear the
                                                          same as your name
                                                          appears hereon. In
                                                          signing as attorney,
                                                          executor,
                                                          administrator,
                                                          trustee or guardian,
                                                          please indicate the
                                                          capacity in which
                                                          signing; when signing
                                                          as joint tenants, all
                                                          parties in the joint
                                                          tenancy must sign.
                                                          When a proxy is given
                                                          by a corporation, it
                                                          should be signed by
                                                          an authorized officer
                                                          and the corporate
                                                          seal affixed. No
                                                          additional postage is
                                                          required if mailed
                                                          within the United
                                                          States.